EXHIBIT 99.2
RISK FACTORS
     You should carefully consider the risks described below before making an investment decision regarding our securities. The risks described below are not the only ones facing us. You should also carefully consider the other risk factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 and other reports filed with the SEC. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business or operations. Our business, financial condition or results of operations, cash flows or prospects could be materially and adversely affected by the occurrence of any of the matters included in these risks. The trading price of our common stock and the value of our debt securities could decline due to any of these risks, and you may lose all or part of your investment.
Risks that Relate to Our Bankruptcy and the Sale Transactions
     We are subject to the risks and uncertainties associated with bankruptcy proceedings as a result of our filing for reorganization under chapter 11 of the Bankruptcy Code on February 18, 2009.
     On February 18, 2009, we filed a voluntary petition with the Bankruptcy Court to reorganize under chapter 11 of the Bankruptcy Code. Our operations based outside the United States were not included in our filing. Although we are currently pursuing the sale of all or substantially all of our businesses pursuant to the Sale Transactions, we plan to continue to operate our business as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code while the Sale Transactions are pending. The Debtors’ Joint Plan of Reorganization under chapter 11 of the Bankruptcy Code (the “Plan of Reorganization”) that we originally filed with the Bankruptcy Court on February 18, 2009 will need to be modified to reflect the Sale Transactions. There can be no assurance that the Plan of Reorganization, as modified, will be approved by the Bankruptcy Court or that any conditions precedent to its implementation will be satisfied or when, if ever, such confirmation and satisfaction will occur. Failure to obtain such confirmation or to satisfy such conditions to implementation may result in lengthier chapter 11 proceedings as we attempt to negotiate and implement an alternative plan of reorganization or ultimately may result in the liquidation of our business in a proceeding under either chapter 11 or chapter 7 of the Bankruptcy Code.
     For the duration of the Chapter 11 Cases, our operations will be subject to the risks and uncertainties associated with bankruptcy which include, among other things:
•	the relationships between us and our customers, employees, vendors, strategic partners and others may be negatively affected by the Chapter 11 Cases, including risks that our customers will be less likely to purchase our services, that our employees will seek out other opportunities or lack proper motivation to fulfill their commitments, and that vendors and strategic partners could terminate their relationships with us or require financial assurances or enhanced performance to continue their business relationship with us, which may be unduly burdensome on our business and operations;

•	the actions and decisions of our creditors and other third parties with interests in our Chapter 11 Cases may be inconsistent with our plans;

•	objections to or limitations on our ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases that we may seek from time to time or potential adverse decisions by the Bankruptcy Court with respect to such motions;

•	objections to or limitations on our ability to reject contracts that are burdensome or uneconomical;

•	our ability to obtain and maintain commercially reasonable terms with vendors, strategic partners and service providers;

•	our ability to obtain and maintain contracts that are critical to our operations;

•	our ability to retain client engagements and maintain our billing and utilization rates;

•	our ability to retain and motivate our managing directors and other key employees; and

•	our ability to maintain adequate financing and cash on hand and to generate sufficient cash from operations.
     These risks and uncertainties could affect our business and operations in various ways. For example, negative events or publicity associated with our Chapter 11 Cases could adversely affect our relationships with our customers, as well as with employees, which in turn could adversely affect our operations and financial condition, particularly if the Chapter 11 Cases are protracted. Also, transactions outside the ordinary course of business are generally subject to the prior approval of the Bankruptcy Court, which may limit our ability to respond in a timely manner to certain events or take advantage of certain opportunities. Third parties could propose and seek confirmation of their own plan or plans for reorganization. Any such third party plan or plans could disrupt our business, adversely affect our relationships with customers, vendors, strategic partners and employees, or otherwise adversely affect our operations and financial condition.
     Because of the risks and uncertainties associated with our chapter 11 proceedings, the ultimate impact that events that occur during these proceedings will have on our business, financial condition and results of operations cannot be accurately predicted or quantified. Our current Plan of Reorganization filed with the Bankruptcy Court provides, among other things, that all existing equity in the Company will be cancelled for no consideration. We do not expect that any modifications to the Plan of Reorganization, including those needed to reflect the Sale Transactions, would allow for distributions with respect to our common stock or other outstanding equity interests. Therefore, we believe that the value of our common stock and various pre-petition liabilities is highly speculative. In addition, the Bankruptcy Court entered an interim order establishing notification procedures and restrictions in connection with holding and trading in our common stock and liabilities. Accordingly, caution should be exercised with respect to existing and future investments in any of these securities or liabilities.
     Operating under the Bankruptcy Code may restrict our ability to pursue our business strategies.
     Under the Bankruptcy Code, we must obtain Bankruptcy Court approval to, among other things:
•	sell assets outside the ordinary course of business;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	meet our capital needs;

•	grant liens; and

•	finance our operations, investments or other capital needs or to engage in other business activities that would be in our interest.
In addition, if a trustee is appointed to operate the Company while in chapter 11 bankruptcy, the trustee would assume control of our assets.
     Our liquidity position, including our ability to continue as a going concern, imposes significant risks to our operations.
     Because of the public disclosure of our liquidity constraints, our ability to maintain normal contractual terms with many of our customers has become impaired. We may be required to obtain surety bonds, letters of credit or bank guarantees in support of an increased number of customer engagements. We have experienced restrictions on the availability of credit, which has further reduced our liquidity. In addition, due to public perception of our financial condition and results of operations, in particular with regard to our Chapter 11 Cases and the explanatory paragraph indicating that substantial doubt exists as to the Company’s ability to continue as a going concern contained in the audit report on our 2008 Financial Statements of our independent registered public accounting firm, we expect that customers will become more reluctant to enter into long-term engagements with us.
     We are pursuing the sale of all or substantially all of our businesses pursuant to the Sale Transactions, which would result in the liquidation our business and the Company ceasing to operate as a going concern.
     As previously announced, on March 23, 2009, the Company and certain of its subsidiaries entered into a Purchase Agreement with Deloitte pursuant to which we agreed to sell a substantial portion of our assets related to our North American Public Services business to Deloitte, and a non-binding letter of intent to sell a substantial portion of our North American Commercial Services business, including our Financial Services segment, to PricewaterhouseCoopers LLP. We have also announced that we are in (i) advanced negotiations with PwC Advisory Co., Ltd. (PwC Japan), a PricewaterhouseCoopers firm operating in Japan, to sell our consulting practice in Japan, (ii) late-stage negotiations with local management teams to sell our European and Latin America practices and (iii) separate negotiations with other parties and local management to sell our various Asia Pacific practices, separate from Japan. The purpose of these Sale Transactions is to sell all or substantially all of our businesses to third parties or local management. Although the Sale Transactions have not yet been approved by the Bankruptcy Court and are subject to a number of risks, at this time we expect that the Plan of Reorganization will be modified to reflect the Sale Transactions and that the Chapter 11 Cases could result in a liquidation of our business and assets pursuant to a liquidation under either chapter 11 or chapter 7 of the Bankruptcy Code, with the Debtors ceasing to operate as a going concern.
     If the Sale Transactions are not approved by the Bankruptcy Court or not ultimately consummated, we do not know if we can pursue our original Plan of Reorganization, as filed with the Bankruptcy Court on February 18, 2009.
     Although we filed a “pre-arranged” Plan of Reorganization with the Bankruptcy Court contemporaneously with our filing of the Chapter 11 Cases, we have since determined to proceed with the Sale Transactions, pursuant to which we would expect to amend the Plan of Reorganization to reflect the Sale Transactions and not emerge from bankruptcy as a going concern. If the currently contemplated Sale Transactions are not approved by the Bankruptcy Court or are not ultimately consummated, we do not know if we can pursue our original Plan of Reorganization, as filed with the Bankruptcy Court on February 18, 2009.
     If the conditions to closing the Sale Transactions are not satisfied, the Sale Transactions may be terminated, which would have a significant adverse impact on us and the Chapter 11 Cases.
     The Sale Transactions are subject to the satisfaction or waiver of various conditions, many of which are subject to uncertainty. The conditions to the Deloitte Transaction include, among others, the entry by the Bankruptcy Court of an Approval Order and such Approval Order having become a final order, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act (the “HSR Act”) and a minimum percentage of professionals in our Public Services business accepting employment with Deloitte at closing. With respect to the Approval Order, there can be no assurance that the Bankruptcy Court will enter the Approval Order, that prior to such time Deloitte will not exercise its right to terminate the Asset Purchase Agreement in certain circumstances, or the Approval Order will be a final order. Similarly, there can be no assurance that the applicable governmental agencies will consent to the assignment of their contracts to Deloitte or will not object to the Deloitte Transaction, or that we will be able to obtain a termination of the applicable waiting period under the HSR Act. In addition, we may not be able to satisfy the condition relating to a minimum percentage of certain professionals in our Public Services business accepting employment with Deloitte at closing. The other Sale Transactions may contain similar conditions to closing. If we are unable to satisfy these conditions to closing, we will not be able to consummate the Sale Transactions, which would have a significant adverse impact on us and the Chapter 11 Cases.

     The sale of our businesses in the Chapter 11 Cases could be negatively affected by current adverse conditions in financial markets.
     The financial markets have recently been, and continue to be, disrupted and volatile. In particular, the cost and availability of financing has been and may continue to be adversely affected by illiquid financial and credit markets. As a result, potential bidders may not be able to obtain the financing necessary to purchase our businesses, which may diminish the proceeds available for distribution to our stakeholders, including our creditors and stockholders.
     Failure to complete the Sale Transactions could negatively impact our business.
     If the Sale Transactions are not completed for any reason, we will be subject to several risks, including the following:
•	having to re-negotiate a stand-alone plan of reorganization with our creditors;

•	having to negotiate one or more alternative sale transactions, which may not create as much value as the Sale Transactions;

•	having the focus of our senior management directed toward the proposed Sale Transactions instead of on our stand-alone operations; and

•	being required, under certain circumstances, to pay Deloitte a termination fee of up to $12 million.
     If the Sale Transactions are not completed, these risks may materialize and have a material adverse effect on our operations, business, financial results, financial condition and recoveries under an alternate plan of reorganization.
     The pursuit of the Chapter 11 Cases and the Sale Transactions have consumed or will consume a substantial portion of the time and attention of our management and certain aspects of the Sale Transactions will impact how our business is conducted, which may have an adverse effect on our business and results of operations.
     The requirements of the Chapter 11 Cases and the Sale Transactions (including the Auction process) have consumed and will continue to consume a substantial portion of our management’s time and attention and leave them with less time to devote to the operations of our business. This diversion of management’s attention may have a material adverse effect on the conduct of our business, and, as a result, on our financial condition and results of operations, particularly if the Chapter 11 Cases are protracted. In addition, certain aspects of the Sale Transactions will impact how our business is conducted, which may have an adverse effect on our business and results of operations.
     Uncertainty related to the Sale Transactions could have a material adverse effect on our business.
     Uncertainty about whether and when the Sale Transactions will be completed and expectations as to how the acquired businesses and assets will be operated after the consummation of the Sale Transactions could have a material adverse effect on our business, including through employee attrition (as discussed further in the risk factor below) and increased attempts by competitors to persuade our customers to change service providers. This could have a negative impact on our revenue and results of operations.
     We may experience increased levels of employee attrition, and our employees are facing considerable distractions and uncertainty, due to the Chapter 11 Cases and the impending Sale Transactions.
     Because of the Chapter 11 Cases and the impending Sale Transactions, we may experience increased levels of employee attrition, and our employees are facing considerable distractions and uncertainty. A loss of key personnel or a substantial reduction in our workforce or material erosion of employee morale could have a material adverse effect on our business, particularly if the Chapter 11 Cases are protracted. Our ability to attract, motivate and retain key employees is restricted by provisions of the Bankruptcy Code, which limit or prevent our ability to implement a retention program or take other measures intended to motivate key employees to remain with us throughout the pendency of the Chapter 11 Cases and the Sale Transactions. The loss of the services of any members of our senior management could impair our ability to execute our strategy and, as a result, could have a material adverse effect on our financial condition and results of operations.
     We will be subject to claims made after the date that we filed for bankruptcy and other claims that are not discharged in the Chapter 11 Cases, which could have a material adverse effect on our results of operations and financial condition.
     We are currently subject to claims in various legal proceedings and may become subject to other legal proceedings in the future. Although we will seek to satisfy and discharge all claims made against us prior to the date of the bankruptcy filing (which claims are generally stayed during the Chapter 11 Cases), we may not be successful in doing so. Claims made against our international operations (which were not included in our bankruptcy filing) are not stayed and will not be discharged in the Chapter 11 Cases. In addition, any claims arising after the date of our bankruptcy filing may not be subject to discharge in the Chapter 11 Cases. The outcome of each of these claims, including our ability to have such claims satisfied and discharged in the Chapter 11 Cases, cannot, at this time, be determined, nor can the liability that may potentially result from a negative outcome be reasonably estimated presently for every case. The liability that we may ultimately incur with respect to any of these claims (in the event of a negative outcome) may be in excess of amounts that have currently been accrued with respect to such claims and, as a result, may have a material adverse effect on our results of operations and financial condition.
Risks that Relate to Our Common Stock
     Trading in our securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Regardless of whether the Sale Transactions are consummated or an alternate plan of reorganization is confirmed by the Bankruptcy Court, our common stock likely will be cancelled and holders of such common stock likely will not receive any distribution with respect to, or be able to recover any portion of, such investments.
     Regardless of whether the Sale Transactions are consummated or an alternate plan of reorganization is confirmed by the Bankruptcy Court, it is unlikely that the proceeds from such sales would be sufficient to, or that any such plan or reorganization would, allow for distributions with respect to our common stock and other outstanding equity interests. These equity interests likely will be cancelled and extinguished upon the approval of the Bankruptcy Court and the holders thereof would not be entitled to receive, and would not receive or retain, any property or interest in property on account of such equity interests. Amounts invested by such holders in our outstanding equity securities likely will not be recoverable. As such, our currently outstanding securities likely have no value. Trading prices are very volatile and may bear little or no relationship to the actual recovery, if any, by the holders of such securities in the Chapter 11 Cases. In addition, the Bankruptcy Court also entered an interim order establishing notification procedures and restrictions in connection with holding and trading in our common stock and liabilities. Accordingly, we urge that extreme caution be exercised with respect to existing and future investments in our equity securities and any of our other securities.
     Our common stock has been delisted from the New York Stock Exchange (“NYSE”) and is not listed on any other national securities exchange, which may result in adverse business consequences. It will likely be more difficult for stockholders and investors to sell our common stock or to obtain accurate quotations of the share price of our common stock.
     As a result of our failure to maintain certain standards for continued listing on the NYSE, on November 13, 2008, the Company received a notice from the NYSE that it had decided to suspend trading in the Company’s common stock on November 17, 2008, based on its determination that the trading price of the Company’s common stock was “abnormally low,” and to commence delisting proceedings. Although we initially appealed the NYSE’s determination to delist our common stock, following filing of the Chapter 11 Cases, we withdrew our appeal. The NYSE filed a Form 25 to delist our common stock on March 9, 2009 and such delisting became effective on March 19, 2009. Due to the suspension of trading and delisting, our common stock is now traded over-the-counter.
     Stocks trading on the over-the-counter market are typically less liquid than stocks that trade on a national securities exchange. Trading on the over-the-counter market also negatively impacts the trading price of our common stock. In addition, the liquidity of our common stock may be impaired, not only in the number of shares that are bought and sold, but also through delays in the timing of transactions, and coverage by security analysts and the news media, if any, of our company. Stockholders may find it difficult to resell their shares of our common stock, due to the delisting and the likely effect of the Chapter 11 Cases on our common stock. The delisting of our common stock from the NYSE may also result in other negative implications, including the potential loss of confidence by customers, strategic partners and employees, and loss of institutional investor interest in our common stock.